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                                                                    Exhibit 10.4

             ITEMS RELATED TO "THE CULTURAL CITY OF CHINESE BUDDHISM
                              FAMEN TEMPLE SHANNXI"


PARTY A:                   Hin Sun Holding Nan Hai Development Company
REGISTERED ADDRESS:        No. 110 Hai Sau Road, Hainan Province of China
                           Hai Hsu City
                           Sun Star Hotel

PARTY B:                   King Yuen Investment & Development Ltd.
REGISTERED ADDRESS:        Room 1008-9 Shun Tak Centre West
                           No. 168-200 Connaught Road Centre

In order to develop the culture of Chinese Buddism, Famen Temple History culture and Buddhist culture resource, Both Parties A and B sign the agreement of "The Cultural City of Chinese Buddhism Famen Temple Shannxi."

1.       Content of consultancy service

         With its experience in investment in China and construction, extensive social internal and overseas network, strong social influence and sound financial and technical base, it has provided the consultancy service of the investment and construction of "The Cultural City of Chinese Buddhism Famen Temple Shannxi" to Party A. The services include the overall planning of "The Cultural City of Chinese Buddhism Famen Temple Shannxi," suggestion given to construction, assessment of the feasibility of this project, arrangement of the seminar concerning about the progress of the project in Xian Chun Duo Hotel and to promote, raise share capital and donate to the "The Cultural City of Chinese Buddhism Famen Temple Shannxi."
2.       The description of consultancy service planning

         i.       1995

         - assist Party A to plan, organize the international academic seminar of "The Cultural City of Chinese Buddhism Famen"

         - prepare academic report for Party A to participate The 4th Chinese Religious Association

         -        complete other works which are authorised by Party A

         ii.      1996

         -        arrange the annual meeting of Chinese Religious Association

         - arrange international Buddhist to examine the environment of Famen Temple
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         -        encourage to develop Famen Temple cultural resource's discount policy

         - edit "Agreement on construction of the Cultural City of Chinese Buddhism Famen Temple"

         - edit "The feasibility report of The Cultural City of Chinese Buddhism Famen Temple Shannxi"

         -        complete others which are authorized by Party A

         iii.     1997

         -        organise the handover of Hong Kong

         - organise the monks to prepare the solemn ceremonies for the disaster in Hong Kong and Taiwan

         -        organise the solemn ceremonies in South East Asia

         -        complete others which are authorised by Party A

         iv.      1998

         - recommend outsiders to establish and register the joint venture

         - prepare to establish the fund for "The Cultural City of Chinese Buddhism Famen Temple Shannxi"

         - establish the relationship with the Buddhism in Hong Kong, Macau and Taiwan

         -        search, plan and design the item of "Chinese Buddhism City"

         -        recommend the Investment fund to invest

         -        complete the works authorized by Party A

         v.       1999

         -        promote, raising share capital and donate for "Chinese
                  Buddhism City"

         -        complete other work of Party A

A.       Period of the consultancy service

         Since January 1995, Party B provide consultancy service fee to Party A for the investment of "The Cultural City of Chinese Buddhism Famen Temple Shannxi."
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         Party B will provide the service for 5 years to Party A. Both parties A and C will sign the extension of the agreement 3 months before the termination of this agreement. If Party A terminate the agreement due to the dissatisfaction of the services provided by Party C, Party A should notify Party B three months before.

C.       Consultancy Service Fee

         Party A pay the consultancy fee as follow:

         1.       RMB Two million and four hundred thousand in 1995

         2.       RMB Two million and four hundred thousand in 1996

         3.       RMB Four million and two hundred thousand in 1997

         4.       RMB Four million and two hundred thousand in 1998

         5.       RMB Four million and two hundred thousand in 1999

D.       Payment of consultancy service fee and Payment time

         Party A should pay consultancy service fee to Party B twice a year, namely 31st June and 31st December.

E.       Breach the contract

         The responsibility of Party A to breach the agreement.

         If Party A doesn't pay the consultancy fee in accordance with Clause 5 to Party B, Party A should pay 3% on consultancy service fee to Party B after one month overdue.

         The responsibility of Party B to breach the agreement.

         If Party B doesn't execute the term of agreement, Party B should refund the consultancy service fee and at the same time Party B should also pay 3% of consultancy service fee to Party A.

F.       Agreement on argument

         In case of the argument arised, Party A and B should agree with each other. If the argument doesn't solve, the argument should pass to China International Economic Trade Committee to solve.

G.       Other

         If Party B recruit international well-known consultancy company to complete the service, it should notify Party A and recognize by Party A.

         This contract will have 4 copies, each of the above parties receive 2 copies.
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Party A:

Party B: King Yuen Investment & Development Ltd.


November 28, 1994